Exhibit 99.2

Evofem Biosciences Announces Pricing of
$50 Million Public Offering

-- Company Would Receive up to an Additional $50 Million Upon Exercise of
Accompanying Short-Term Warrants --

SAN DIEGO, CA, May 17, 2021 — Evofem Biosciences, Inc. (NASDAQ: EVFM) today announced the pricing of its previously announced underwritten public offering of 50,000,000 shares of its common stock and accompanying short-term warrants to purchase up to an aggregate of 50,000,000 shares of common stock. Each share of common stock is being sold together with one short-term warrant to purchase one share of common stock at a combined public offering price of $1.00 per share of common stock and accompanying common warrant, less underwriting discounts and commissions. The short-term warrants have an exercise price of $1.00 per share, are exercisable immediately, and will expire two years following the date of issuance.
The gross proceeds from the offering to Evofem, before deducting underwriting discounts and commissions and other offering expenses and excluding any proceeds that may be received upon exercise of the common warrants to purchase common stock, are expected to be $50 million. Full exercise of the warrants would generate additional gross proceeds of $50 million to Evofem, less underwriting discounts and commissions.
In addition, Evofem has granted the underwriter a 30-day option to purchase up to an additional 7,500,000 shares of its common stock and/or warrants to purchase up to an additional 7,500,000 shares of its common stock at the public offering price, less underwriting discounts and commissions.
All of the shares of common stock and accompanying warrants to purchase common stock being offered in the offering are being sold by Evofem. The offering is expected to close on or about May 20, 2021, subject to satisfaction of customary closing conditions.
H.C. Wainwright is acting as the sole book-running manager for the offering.
Evofem intends to use the net proceeds from the offering for the continuation of full commercialization activities related to Phexxi® (lactic acid, citric acid and potassium bitartrate) , including continued direct-to-consumer advertising activities across television, streaming and digital channels; the continuation of its ongoing EVOGUARD Phase 3 clinical trial evaluating

EVO100 for the prevention of chlamydia and gonorrhea in women and related development activities; and general corporate purposes and other capital expenditures.
The securities described above are being offered by Evofem pursuant to a shelf registration statement on Form S-3 (File No. 333-253881) that was previously filed with and subsequently declared effective by the Securities and Exchange Commission (SEC) on March 11, 2021. The securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A preliminary prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available on the SEC’s website at www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus relating to the offering will be filed with the SEC and, when available, will be available on the SEC’s website at www.sec.gov and may also be obtained by contacting H.C. Wainwright & Co., LLC, at 430 Park Ave., New York, New York 10022, by telephone at (212) 856-5711, or by email at placements@hcwco.com.
This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.
About Evofem Biosciences
Evofem Biosciences, Inc., (NASDAQ: EVFM) is a commercial-stage biopharmaceutical company committed to developing and commercializing innovative products to address unmet needs in women's sexual and reproductive health, including hormone-free, woman-controlled contraception and protection from certain sexually transmitted infections (STIs). The Company launched its first FDA-approved commercial product, Phexxi®, in the United States in September 2020. The Company’s lead product candidate, EVO100, is being evaluated for the prevention of urogenital Chlamydia trachomatis and Neisseria gonorrhoeae infection in women in the ongoing Phase 3 clinical trial, ‘EVOGUARD.’
Phexxi® is a registered trademark of Evofem Biosciences, Inc.

Forward-Looking Statements
This press release includes "forward-looking statements," within the meaning of the safe harbor for forward-looking statements provided by Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 including, without limitation, statements related to the completion of the public offering, the exercise of the common warrants to be issued in the offering, and the use of proceeds from the offering. Various factors could cause actual results to differ materially from those discussed or implied in the forward-looking statements, including satisfaction of customary closing conditions related to the public offering and market and other conditions and the future cash exercise of the common warrants, and you are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Important factors that could cause actual results to differ materially from those discussed or implied in the forward-looking statements, or that could impair the value of Evofem Biosciences' assets and business, are disclosed in the Company's SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 4, 2021. All forward-looking statements are expressly qualified in their entirety by such factors. The Company does not undertake any duty to update any forward-looking statement except as required by law.

Investor Contact
Amy Raskopf
Evofem Biosciences, Inc.
araskopf@evofem.com
Mobile: (917) 673-5775
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